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Exhibit 10.6

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

F.A.O., INC.
FAO SCHWARZ, INC.
ZB COMPANY, INC.

EQUIPMENT NOTE

$9,000,000 Note No. LC-021	King of Prussia, Pennsylvania August 15, 2002

        FOR VALUE RECEIVED, the undersigned, F.A.O., Inc., a California corporation ("Parent"), FAO Schwarz, Inc. ("Schwarz"), a Delaware corporation and ZB Company, Inc., a Delaware corporation ("ZB", and, together with Parent and Schwarz, the "Co-Borrowers"), jointly and severally promise to pay to KAYNE ANDERSON CAPITAL ADVISORS, L.P., as agent for the parties listed on Exhibit A, or registered assigns, the unpaid principal sum of NINE MILLION DOLLARS, or, if less, a sum equal to 85.7143% multiplied by the aggregate sum of all amounts drawn under that certain Letter of Credit dated as of August 15, 2002, in favor of Wells Fargo Retail Finance, LLC by order of Kayne Anderson Capital Advisors, L.P., as agent and Fortune Twenty-Fifth, Inc. (the "Letter of Credit") plus any accrued and unpaid interest thereon as provided for herein on that date (the "Maturity Date") that is one year after the date that an amount has first been drawn on the Letter of Credit ("Draw Date"). Payments are to be made to the address of the registered holder of this Note as set forth on the records of the Co-Borrowers in lawful money of the United States of America. The Co-Borrowers jointly and severally promise to pay interest on the principal amount of this Note at a rate equal to the prime rate charged by Wells Fargo Bank, N.A. plus 3% per annum from the Draw Date through the date of payment of the full principal amount of the Note. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Note, from the Draw Date. Each of the Co-Borrowers agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Co-Borrowers from paying all or a portion of the principal of or interest on this Note as contemplated in this Note, wherever enacted, now or at any time later in force, or that may materially affect the covenants or the performance of this Note in any manner inconsistent with its provisions. Each of the Co-Borrowers expressly waives all benefit or advantage of any such law, and will not hinder, delay or impede the execution of any power granted to the Holder (as defined below), but will suffer and permit the execution of every such power as though no such law had been enacted. If a court of competent jurisdiction prescribes that the Co-Borrowers may not waive their rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Note shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Note, and any amount of interest paid by the Co-Borrowers that is deemed illegal shall be deemed to have been a prepayment of principal (without penalty or premium) on the Note.

        Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Draw Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and compounded semi-annually. Interest shall be paid to the holder of record of this Note on the Co-Borrowers' records (the "Holder") at the close of business on the Maturity Date. The Co-Borrowers shall pay principal of and interest on this Note in such coin or currency of the United States of America as at the time of payment shall be legal tender. The Co-Borrowers may, however, pay principal of this Note by wire transfer of federal funds, or interest on this Note by its check payable in such legal tender.

        If any of the Co-Borrowers shall (i) fail to pay principal or interest when due, (ii) fail generally to pay its debts as they mature, (iii) have any complaint, application, or petition filed by or against it initiating any matter in which the Co-Borrowers are or may be granted any relief from its debts pursuant to Title 11, U.S.C., as amended from time to time, or any other insolvency statute or procedure (a "Bankruptcy Event"), or (iv) fail to comply with any other provision of this Note which failure shall continue for five days after written notice thereof from the Holder (each, an "Event of Default"), the aggregate outstanding amount of this Note, including any accrued and unpaid interest, shall be immediately due and payable, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by law. Failure to exercise any right or remedy under this Note or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Co-Borrowers and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Note hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release of any obligor and no delay in enforcement of this Note or in exercising any right or power hereunder shall affect the liability of any obligor hereunder.

        1.    Security.

        This instrument and the rights and obligations evidenced hereby are secured pursuant to that certain Security Agreement of even date herewith granting a first priority security interest in the Co-Borrowers' "equipment", as such term is defined from time to time in the Uniform Commercial Code as in effect in the State of New York, fixtures and vehicles (including motor vehicles) including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

        2.    Transfer; Registration; Replacement.    Upon surrender of this Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount shall be issued to, and, at the option of the Holder, registered in the name of, the transferee or assignee. The Co-Borrowers may deem and treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Co-Borrowers shall not be affected by any notice to the contrary.

        3.    Miscellaneous

          3.1    Organization and Authority.    Each of the Co-Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary power to enter into and perform this Note.

          3.2    Authorization.    The execution and delivery of this Note, and the performance of the terms hereof, has been duly authorized by all necessary corporate action on the part of the Co-Borrowers, will not conflict with or result in a breach of the articles of incorporation or bylaws of the Co-Borrowers. This Note constitutes a valid and binding obligation of the Co-Borrowers, enforceable against the Co-Borrowers in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

          3.3    Notices.    All notices to be given under this Note shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, and by fax and telephone, addressed to the parties at the addresses shown below, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt in the case of notices sent by fax.

If to Holder:	At its address set forth on the records of the Co-Borrowers which, until changed as set forth herein shall be:
Kayne Anderson Capital Advisors, L.P. 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067 Fax: 310-284-6444
If to Co-Borrowers to:
c/o F.A.O., Inc. 2520 Renaissance Blvd. King of Prussia, PA 19406 Attention: Legal Tel: (610) 278-7800 Fax: (610) 278-7804
with required copy to (which, in and of itself, shall not constitute notice):
Fulbright & Jaworski 865 South Figueroa Street, 25th Floor Los Angeles, CA 90017 Attention: Victor Hsu, Esq. Tel: (213) 892-9200 Fax: (213) 680-4518

          3.4    Amendment; Successors and Assigns.    This Note may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought and the Senior Lender. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Co-Borrowers' obligations under this Note may be assigned or transferred by the Co-Borrowers without the prior written consent of the registered Holder hereof or thereof.

          3.5    Governing Law.    This Note shall be governed by, and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has caused this Equipment Note to be duly executed on its behalf as of the date first hereinabove set forth.

F.A.O., INC.
By:	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer
FAO SCHWARZ, INC.
By:	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer
ZB COMPANY, INC.
By:	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer

Exhibit A

Party Name	Percentage Held

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  Exhibit 10.6